EX-99.(g)(71)

EXECUTION

AMENDMENT

TO

CUSTODY AGREEMENT

This Amendment (“Amendment”) is made as of the 12th day of July 2019, by and between each of Goldman Sachs Trust, Goldman Sachs Variable Insurance Trust (each, the “Trust”), Goldman Sachs ETF Trust (“GSETF”), separately and not jointly, and THE BANK OF NEW YORK MELLON (“BNY Mellon”). GSETF and each Trust are referred to collectively herein as the “Trusts”.

BACKGROUND:

A.

BNY Mellon and the Trusts are parties to a Custody Agreement dated as of April 5, 2011, as amended to date (the “Agreement”), relating to BNY Mellon’s provision of services to the Trusts and each series listed on Schedule I to the Agreement, as such Schedule I may be amended from time to time (each a “Fund”).

B.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	Article I of the Agreement is hereby amended and supplemented by adding the following definitions:

“Centralized Functions” shall have the meaning set forth in Article X Section 14.

“Economic Sanctions Compliance Program” shall mean those programs, policies, procedures and measures designed to ensure compliance with, and prevent violations of, Sanctions.

“Sanctions” shall mean all economic sanctions, laws, rules, regulations, executive orders and requirements administered by any governmental authority of the U.S. (including the U.S. Office of Foreign Assets Control), and the European Union (including any national jurisdiction or member state thereof), in addition to any other applicable authority with jurisdiction over the Fund.”

2.	Article VIII of the Agreement is hereby amended and supplemented by adding a new section as follows:

15 (a) Throughout the term of this Agreement, the Fund (i) shall be subject to, and comply with, an Economic Sanctions Compliance Program which includes measures to accomplish effective and timely scanning of all relevant data with respect to its clients and with respect to incoming or outgoing assets or transactions; (ii) shall ensure that neither the Fund nor, to the best of its knowledge, any of its affiliates, directors, officers, employees or clients (to the extent such clients are covered by this Agreement) is an individual or entity that is, or is 50% or more owned or controlled by an individual or entity that is: (A) the target of Sanctions, or (B) located, organized or resident in a country or territory that is, or whose government is, the target of Sanctions to the extent that the Fund’s or BNYM’s dealings with such persons in (A) or (B) would be prohibited by Sanctions; and (iii) shall not, directly or indirectly, use the Accounts in any manner that would result in a violation of Sanctions.

(b)

The Fund will, within a reasonable time period, provide to the Custodian such information as the Custodian reasonably requests in connection with legal or regulatory compliance with the matters referenced in this Article VIII Section 15, including information regarding the Accounts, the assets held or to be held in the Accounts, the source thereof, and the identity of any individual or entity having or claiming an interest therein. The Custodian may decline to act or provide services in respect of any Account, and take such other actions as it, in its reasonable discretion, deems necessary or advisable, in connection with the matters referenced in this Article VIII Section 15. If the Custodian declines to act or provide services as provided in the preceding sentence, except as otherwise prohibited by applicable law or official request, the Custodian will inform the Fund as soon as reasonably practicable.

3.	Article X of the Agreement is hereby amended and supplemented by adding the following:

“14. The Bank of New York Mellon Corporation is a global financial organization that provides services to clients through its affiliates and subsidiaries in multiple jurisdictions (the “BNY Mellon Group”). The BNY Mellon Group may centralize functions including audit, accounting, risk, legal, compliance, sales, administration, product communication, relationship management, storage, compilation and analysis of customer-related data, and other functions (the “Centralized Functions”) in one or more affiliates, subsidiaries and third-party service providers. Solely in connection with the Centralized Functions, (i) the Fund consents to the disclosure of and authorizes the Custodian to disclose information regarding the Fund and the Accounts (“Customer-Related Data”) to the BNY Mellon Group and to its third-party service providers who are subject to confidentiality obligations and use restrictions with respect to such information and (ii) the Custodian may store the names and business contact information of the Fund’s employees and representatives on the systems or in the records of the BNY Mellon Group or its service providers. The BNY Mellon Group may aggregate Customer-Related Data with other data collected and/or calculated by the BNY Mellon Group, and notwithstanding anything in this Agreement to the contrary the BNY Mellon Group will own all such aggregated data, provided that the BNY Mellon Group shall not distribute the aggregated data in a format that identifies Customer-Related Data with the Fund. The Fund confirms that it is authorized to consent to the foregoing and that the disclosure and storage of information in connection with the Centralized Functions does not violate any relevant data protection legislation.”

4.	Schedule I to the Agreement is hereby deleted in its entirety and replaced with Schedule I attached hereto.

5.	Miscellaneous.

(a)

Capitalized terms not defined in this Amendment shall remain in full force and effect. In the event of a conflict between the terms hereof and the Agreement, as to services described in this Amendment, this Amendment shall control.

(b)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(c)

The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

(d)

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(e)	This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

GOLDMAN SACHS TRUST
On behalf of each of its Funds identified on
Schedule I attached hereto

By:	/s/ Levee Brooks
Name: Levee Brooks
Title: Vice President

GOLDMAN SACHS VARIABLE INSURANCE TRUST
On behalf of each of its Funds identified on
Schedule I attached hereto

By:	/s/ Levee Brooks
Name: Levee Brooks
Title: Vice President

GOLDMAN SACHS ETF TRUST
On behalf of each of its Funds identified on
Schedule I attached hereto

By:	/s/ Levee Brooks
Name: Levee Brooks
Title: Vice President

THE BANK OF NEW YORK MELLON

By:	/s/ Robert Snyder
Name: Robert Snyder
Title: Managing Director

SCHEDULE I

(Amended and Restated as of July 12, 2019)

Goldman Sachs Access Emerging Markets Local Currency Bond ETF*

Goldman Sachs Access Emerging Markets USD Bond ETF

Goldman Sachs Access High Yield Corporate Bond ETF

Goldman Sachs Access Inflation Protected USD Bond ETF

Goldman Sachs Access Investment Grade Corporate Bond ETF

Goldman Sachs Access Treasury 0-1 Year ETF

(formerly, Goldman Sachs TreasuryAccess 0-1 Year ETF)

Goldman Sachs ActiveBeta® Emerging Markets Equity ETF

Goldman Sachs ActiveBeta® Europe Equity ETF

Goldman Sachs ActiveBeta® International Equity ETF

Goldman Sachs ActiveBeta® Japan Equity ETF

Goldman Sachs ActiveBeta® U.S. Large Cap Equity ETF

Goldman Sachs ActiveBeta® U.S. Small Cap Equity ETF

Goldman Sachs Equal Weight U.S. Large Cap Equity ETF

Goldman Sachs Equity Long Short Hedge Tracker ETF

Goldman Sachs Eurozone Banks ETF

Goldman Sachs Event Driven Hedge Tracker ETF

Goldman Sachs Financial Square Federal Instruments Fund

Goldman Sachs Financial Square Government Fund

Goldman Sachs Financial Square Money Market Fund

Goldman Sachs Financial Square Prime Obligations Fund

Goldman Sachs Financial Square Treasury Instruments Fund

Goldman Sachs Financial Square Treasury Obligations Fund

Goldman Sachs Financial Square Treasury Solutions Fund

Goldman Sachs Motif Data-Driven World ETF

Goldman Sachs Motif Finance Reimagined ETF

Goldman Sachs Motif Human Evolution ETF

Goldman Sachs Motif Manufacturing Revolution ETF

Goldman Sachs Motif New Age Consumer ETF

Goldman Sachs Hedge Industry VIP ETF

Goldman Sachs Investor Money Market Fund

Goldman Sachs Investor Tax-Exempt Money Market Fund

Goldman Sachs JUST U.S. Large Cap Equity ETF

Goldman Sachs Macro Hedge Tracker ETF

Goldman Sachs Multi-Strategy Hedge Tracker ETF

Goldman Sachs Relative Value Hedge Tracker ETF

Goldman Sachs Ultra Short Bond ETF

Goldman Sachs Variable Insurance Trust - Goldman Sachs Government Money Market Fund

Goldman Sachs Global Infrastructure**

Goldman Sachs Large Cap Growth Insights**

Goldman Sachs U.S. Equity Insights**

Goldman Sachs Small Cap Growth Insights**

Goldman Sachs Small Cap Equity Insights**

Goldman Sachs Large Cap Value Insights**

Goldman Sachs Small Cap Value Insights**

Goldman Sachs Small Cap Growth Fund****

Goldman Sachs Small Cap Value***

Goldman Sachs Small/Mid Cap Growth***

Goldman Sachs Growth Opportunities***

Goldman Sachs Mid Cap Value***

Goldman Sachs Capital Growth***

Goldman Sachs Large Cap Value***

Goldman Sachs Technology Opportunities***

Goldman Sachs Equity Income***

Goldman Sachs Strategic Growth***

Goldman Sachs Concentrated Growth***

Goldman Sachs Small/Mid Cap Value***

Goldman Sachs Flexible Cap***

Goldman Sachs Blue Chip***

Goldman Sachs Focused Value***

*	The Fund has an effective registration statement but has not yet commenced operations.
**	As of conversion on August 12, 2019.
***	As of conversion on September 3, 2019
****	The Fund has not yet commenced operations.